Exhibit 99.1

GOLDEN ENTERTAINMENT REPORTS 2024 FIRST QUARTER RESULTS

LAS VEGAS – May 8, 2024 – Golden Entertainment, Inc. (NASDAQ: GDEN) (“Golden Entertainment” or the “Company”) today reported financial results for the first quarter ended March 31, 2024. In the quarter, the Company reported first quarter revenue of $174.0 million, net income of $42.0 million and Adjusted EBITDA of $41.0 million. In addition, on May 2, 2024, the Company’s Board of Directors declared the Company’s recurring quarterly cash dividend of $0.25 per share of the Company’s outstanding common stock, which is payable on July 2, 2024 to shareholders of record as of June 14, 2024.
Blake Sartini, Chairman and Chief Executive Officer of Golden, commented, “We started 2024 by completing the sale of our non-core assets and simplifying our capital structure. In January, we completed the sale of our Nevada distributed gaming operations and in April used those proceeds to fully repay our outstanding bonds. As a result, we now have a Nevada portfolio of eight casinos with owned real estate and 71 gaming taverns with our operations focused in markets where we see long-term drivers of future growth. In addition, with our debt reduced significantly, our low leverage provides us with the flexibility to invest in our own assets, return capital to shareholders and pursue potential strategic opportunities.”
On January 10, 2024, the Company completed the previously disclosed sale of its distributed gaming operations in Nevada to an affiliate of J&J Ventures Gaming, LLC for cash consideration of $213.5 million plus $37.5 million of purchased cash, subject to customary working capital and other adjustments.
On April 15, 2024, the Company redeemed and repaid in full all of its senior unsecured notes in the amount of $287.0 million, consisting of $276.5 million in principal and $10.5 million in accrued and unpaid interest. The Company also paid its first quarterly dividend in the amount of $7.2 million on April 4, 2024.
Consolidated Results
The Company reported first quarter of 2024 revenues of $174.0 million and Adjusted EBITDA of $41.0 million as compared to revenues of $278.1 million and Adjusted EBITDA of $62.2 million for the first quarter of 2023. The declines in revenues and Adjusted EBITDA over the prior year period were primarily related to the exclusion of the results for the Company’s Rocky Gap Casino Resort and distributed gaming operations in Montana and Nevada that were sold on July 25, 2023, September 13, 2023 and January 10, 2024, respectively. Net income for the first quarter of 2024 was $42.0 million, or $1.37 per fully diluted share, as compared to $11.6 million, or $0.38 per fully diluted share, for the first quarter of 2023. Net income and diluted earnings per share for the first quarter of 2024 include the benefit of the $69.7 million gain on the sale of distributed gaming operations in Nevada completed during the quarter. The Company incurred $2.0 million in transaction costs for the sale of the distributed gaming operations in Nevada during the first quarter of 2024.

Debt and Liquidity
As of March 31, 2024, the Company’s total principal amount of debt outstanding was $678.7 million, consisting primarily of $397.0 million in outstanding term loan borrowings and $276.5 million of senior unsecured notes. On April 15, 2024, the Company redeemed and repaid in full all of its senior unsecured notes, thereby reducing its total principal amount of debt outstanding to $402.2 million.

As of March 31, 2024, the Company had cash and cash equivalents of $404.3 million, which included the $287.0 million of cash used to fully redeem the outstanding senior unsecured notes plus accrued interest. There continues to be no outstanding borrowings under the Company’s $240 million revolving credit facility.
Investor Conference Call and Webcast
The Company will host a webcast and conference call today, May 8, 2024 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time), to discuss the 2024 first quarter results. The conference call may be accessed live over the phone by dialing (888) 886-7786 or for international callers by dialing (416) 764-8658. A replay will be available beginning at 7:00 p.m. Eastern Time today and may be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the passcode is 38689609. The replay will be available until May 15, 2024. The call will also be webcast live through the “Investors” section of the Company’s website, www.goldenent.com. A replay of the audio webcast will also be archived on the Company’s website, www.goldenent.com.
Forward-Looking Statements
This press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. In addition, forward-looking statements in this press release include, without limitation statements regarding: the Company’s strategies, objectives, business opportunities and plans; anticipated future growth and trends in the Company’s business or key markets; the payment of recurring quarterly cash dividends; projections of future financial condition, operating results or other financial items; and other characterizations of future events or circumstances as well as other statements that are not statements of historical fact. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause the actual results to differ materially include: changes in national, regional and local economic and market conditions; legislative and regulatory matters (including the cost of compliance or failure to comply with applicable laws and regulations); increases in gaming taxes and fees in the jurisdictions in which the Company operates; litigation; increased competition; reliance on key personnel (including our Chief Executive Officer, President and Chief Financial Officer, and Chief Operating Officer); the Company’s ability to comply with covenants in its debt instruments; terrorist incidents; natural disasters; severe weather conditions (including weather or road conditions that limit access to the Company’s properties); the effects of environmental and structural building conditions; the effects of disruptions to the Company’s information technology and other systems and infrastructure; factors affecting the gaming, entertainment and hospitality industries generally; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.
Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA because it is the primary metric used by its chief operating decision makers and investors in measuring both the Company’s past and future expectations of performance. Adjusted EBITDA provides useful information to the users of the Company’s financial statements by excluding specific expenses and gains that the Company believes are not indicative of its core operating results. Further, the Company’s annual performance plan used to determine compensation for its executive officers and employees is tied to the Adjusted EBITDA metric. It is also a measure of operating performance widely used in the gaming industry.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. In addition, other companies in gaming industry may calculate Adjusted EBITDA differently than the Company does.
The Company defines “Adjusted EBITDA” as earnings before interest and other non-operating income (expense), income taxes, depreciation and amortization, impairment of assets, severance expenses, preopening and related expenses, gain or loss on disposal of assets and businesses, share-based compensation expenses, non-cash lease expense, and other non-cash charges that are deemed to be not indicative of the Company’s core operating results, calculated before corporate overhead (which is not allocated to each reportable segment).
About Golden Entertainment
Golden Entertainment owns and operates a diversified entertainment platform, consisting of a portfolio of gaming and hospitality assets that focus on casino and branded tavern operations. Golden Entertainment owns eight casinos and 71 gaming taverns in Nevada, operating nearly 5,700 slots, nearly 100 table games, and over 6,000 hotel rooms. For more information, visit www.goldenent.com.

Contacts
Golden Entertainment, Inc.	Investor Relations
Charles H. Protell	Richard Land
President and Chief Financial Officer	JCIR
(702) 893-7777	(212) 835-8500 or gden@jcir.com

Golden Entertainment, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenues
Gaming	$86,949	$188,087
Food and beverage	43,661	46,271
Rooms	29,400	30,577
Other	14,037	13,116
Total revenues	174,047	278,051
Expenses
Gaming	26,891	106,926
Food and beverage	34,176	34,022
Rooms	16,234	14,781
Other operating	4,080	3,830
Selling, general and administrative	59,987	62,036
Depreciation and amortization	22,120	23,508
Loss (gain) on disposal of assets	14	(86)
Gain on sale of business	(69,736)	—
Preopening expenses	139	384
Total expenses	93,905	245,401
Operating income	80,142	32,650
Non-operating expense
Interest expense, net	(10,686)	(18,236)
Total non-operating expense, net	(10,686)	(18,236)
Income before income tax provision	69,456	14,414
Income tax provision	(27,493)	(2,784)
Net income	$41,963	$11,630

Weighted-average common shares outstanding
Basic	28,724	28,308
Diluted	30,679	30,904
Net income per share
Basic	$1.46	$0.41
Diluted	$1.37	$0.38

Golden Entertainment, Inc.
Reconciliation of Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended March 31,
	2024	2023
Revenues
Nevada Casino Resorts (1)	$101,012	$100,176
Nevada Locals Casinos (2)	38,991	41,238
Nevada Taverns (3)	27,807	27,593
Corporate and other	218	515
Total Revenues - Continuing Operations	168,028	169,522
Maryland Casino Resort (4)	—	18,128
Distributed Gaming (5)	6,019	90,401
Total Revenues - Divested Operations	6,019	108,529
Total Revenues	$174,047	$278,051
Adjusted EBITDA
Nevada Casino Resorts (1)	$26,891	$31,711
Nevada Locals Casinos (2)	17,536	20,160
Nevada Taverns (3)	7,561	8,538
Corporate and other	(11,480)	(13,154)
Total Adjusted EBITDA - Continuing Operations	40,508	47,255
Maryland Casino Resort (4)	—	5,128
Distributed Gaming (5)	484	9,784
Total Adjusted EBITDA - Divested Operations	484	14,912
Total Adjusted EBITDA	40,992	62,167
Adjustments
Depreciation and amortization	(22,120)	(23,508)
Non-cash lease expense	85	(33)
Share-based compensation	(3,269)	(3,893)
(Loss) gain on disposal of assets	(14)	86
Gain on sale of business	69,736	—
Preopening and related expenses (6)	(139)	(384)
Other, net	(5,129)	(1,785)
Interest expense, net	(10,686)	(18,236)
Income tax provision	(27,493)	(2,784)
Net income	$41,963	$11,630
(1)    Comprised of The STRAT Hotel, Casino & Tower, Aquarius Casino Resort and Edgewater Casino Resort.
(2)    Comprised of Arizona Charlie’s Boulder, Arizona Charlie’s Decatur, Gold Town Casino, Lakeside Casino & RV Park and Pahrump Nugget Hotel Casino.
(3)    Comprised of the operations of the Company’s branded tavern locations.
(4)    Comprised of the operations of the Rocky Gap Casino Resort, which was sold on July 25, 2023.
(5)    Comprised of distributed gaming operations in Montana (for the three months ended March 31, 2023 only) and Nevada. On September 13, 2023, the Company completed the sale of its distributed gaming operations in Montana. On January 10, 2024, the Company completed the sale of its distributed gaming operations in Nevada.
(6)    Preopening and related expenses consist of labor, food, utilities, training, initial licensing, rent and organizational costs incurred in connection with the opening of branded tavern and food and beverage and other venues within the casino locations.

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